SYSCO Corporation                                   NEWS RELEASE
                                                    ------------
1390 Enclave Parkway
Houston, Texas 77077-2099
(281) 584-1390
                                                    FOR MORE INFORMATION
                                        CONTACT:    Diane Day Sanders
                                                    Vice President and Treasurer
                                                    281-584-1303

      SYSCO'S SALES RISE 13.7%, EPS UP 40% IN 2Q FISCAL 2001 DUE TO ACCOUNT
             PENETRATION, SYSCO BRAND SALES GROWTH, TECHNOLOGY GAINS

         HOUSTON, January 17, 2001 -- SYSCO Corporation (NYSE: SYY) today announced that continued penetration of marketing associate-served independent customers as well as strategic multi-unit business, growth in SYSCO Brand sales and technology benefits resulted in substantial sales and earnings growth for the second quarter of fiscal 2001 ended December 30, 2000. Diluted earnings per share reached $0.21 for the quarter, a 40 percent increase over second quarter fiscal 2000 earnings per share of $0.15 (restated for the two-for-one stock split of December 15, 2000). Sales of $5.3 billion for the quarter were 13.7 percent higher than the $4.7 billion reported during the same period in fiscal 2000, and net earnings were $139.4 million, 36.8 percent above the $101.9 million recorded during the prior year's second quarter.

         For the first half of fiscal 2001, diluted earnings per share increased
35.5 percent, rising to $0.42, compared to $0.31 per share earned before an accounting change during the first half of fiscal 2000. First half sales of $10.7 billion and net earnings of $283.4 million signified increases of 14.4 percent and 36.5 percent, respectively, in comparison to the $9.3 billion and $207.6 million before an accounting change incurred during the first half of fiscal 2000.

         "We experienced solid sales growth in the quarter, which resulted in two record sales weeks for the period," said Charles H. Cotros, SYSCO's chairman and chief executive officer. "We continue to be pleased that our commitment to helping our customers achieve success is enabling us to further penetrate the marketing associate-served, or independent, customer segment of our business.

         "For the quarter," continued Mr. Cotros, "marketing associate-served sales represented 54.3 percent of traditional broadline sales, compared to 53.6 percent in fiscal 2000. Another component of our strong performance is the increasing acceptance of the quality and value advantages provided by the company's own branded products, boosting sales of SYSCO Brand products to 53.3 percent of marketing associate-served sales this period, compared to 50.0 percent in last year's second quarter. Equally important is the performance of our new information technology systems, which are continuing to provide effective tools for immediate actions, allowing our companies to better and more efficiently serve our customers. In addition, the broadline, fresh-cut steak and specialty produce acquisitions made in fiscal 2000 are also contributing to our performance. We are equally excited about the addition of the specialty meat divisions of the Freedman Companies, the closing of which was announced yesterday.

         "After adjusting 4.6 percent for acquisitions and 1.5 percent for inflation, real sales growth during the quarter was 7.6 percent, in line with our stated long-term sustainable high single-digit objective. For the first half of fiscal 2001, real sales growth was 7.9 percent after eliminating the effects of 4.9 percent for acquisitions and 1.6 percent for inflation, again in line with our objective."


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


         Mr. Cotros also discussed the two-for-one stock split and dividend increase that occurred during SYSCO's second quarter. "The split was the ninth in SYSCO's history and the dividend increase was the 32nd in our 30 years as a public company," he stated. "Both actions reflect the confidence that management and our Board of Directors have in SYSCO's ability to increase market share, maintain operating efficiencies and generate cash flow in excess of that needed to fund existing operations and internal expansion efforts.

         "We consistently have pursued internal growth opportunities through a focus on expense reduction, maintaining an appropriate customer mix and our 'fold-out' strategy," continued Mr. Cotros. "Both the Nevada and South Carolina 'fold-out' facilities, which are expected to open during the first quarter of calendar year 2002, are indicative of our internal growth opportunities. In addition, two new facilities -- in the Hampton Roads area of Virginia and in Sacramento, California -- are on schedule to open in the summer and fall of this year, respectively. Our desire to pursue selective acquisition candidates also continued during the second quarter as we finalized the acquisition of a broadline operation in western Canada and a specialty meat provider in Washington, D.C.

         "Looking toward the remainder of the year, we typically plan for the normal weather-related risks inherent during the March quarter and then enjoy strong fourth quarter results," Mr. Cotros concluded. "During last year's third quarter, unseasonably mild weather averted any distribution interruptions and, ultimately, we posted our strongest third quarter in decades. We have been very successful at developing strategies that help our customers succeed -- and help SYSCO to increase shareholder value -- and we are optimistic about the company's continued growth prospects."

         SYSCO is the largest foodservice marketing and distribution organization in North America, providing food and related products and services to about 356,000 customers. The SYSCO distribution network, supported by more than 40,000 employees, currently extends throughout the entire contiguous United States, Alaska, the District of Columbia, Hawaii and portions of Canada. For fiscal 2000, which ended July 1, 2000, the company reported sales of $19.3 billion.



FORWARD-LOOKING  STATEMENTS
     CERTAIN STATEMENTS MADE HEREIN ARE FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THEY INCLUDE STATEMENTS REGARDING SALES MOMENTUM, REAL SALES GROWTH, EARNINGS GROWTH, CONTINUED STRENGTH OF SYSCO BRAND PRODUCTS, INDUSTRY GROWTH, IMPROVED OPERATING EFFICIENCIES AND PRODUCTIVITY RELATED TO INFORMATION SYSTEMS, THE ABILITY TO INCREASE MARKET SHARE, ANTICIPATED THIRD AND FOURTH QUARTER RESULTS, AND IMPLEMENTATION AND TIMING OF "FOLD-OUT" OPERATIONS AND ACQUISITIONS. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ESTIMATES; ACTUAL RESULTS MAY DIFFER MATERIALLY. THOSE RISKS AND UNCERTAINTIES THAT COULD IMPACT THESE STATEMENTS INCLUDE THE RISKS RELATING TO THE FOODSERVICE DISTRIBUTION INDUSTRY'S RELATIVELY LOW PROFIT MARGINS AND SENSITIVITY TO GENERAL ECONOMIC CONDITIONS; SYSCO'S LEVERAGE AND DEBT RISKS; THE SUCCESSFUL COMPLETION OF ACQUISITIONS AND INTEGRATION OF ACQUIRED COMPANIES; THE POSSIBILITY THAT THE COMPANY'S INFORMATION SYSTEMS WILL NOT OPERATE AS ANTICIPATED AND THEREFORE NOT PROVIDE THE COMPANY WITH THE EXPECTED COMPETITIVE EDGE, THE RISK OF INTERRUPTION OF SUPPLIES DUE TO LACK OF LONG-TERM CONTRACTS, SEVERE WEATHER, WORK STOPPAGES OR OTHERWISE; AND INTERNAL FACTORS SUCH AS THE ABILITY TO CONTROL EXPENSES. IN ADDITION, THE DECISION TO PURSUE ACQUISITIONS AND "FOLD-OUTS" COULD VARY DUE TO CONSTRUCTION SCHEDULES AND THE TIMING OF OTHER EXPENDITURES, WHILE THE IMPLEMENTATION AND TIMING OF "FOLD-OUT" OPERATIONS AND ACQUISITIONS COULD BE IMPACTED BY COMPETITIVE CONDITIONS, LABOR ISSUES, WEATHER, SATISFACTORY COMPLETION OF DUE DILIGENCE AND OTHER MATTERS. FOR A DISCUSSION OF ADDITIONAL FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, SEE THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 1, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


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The  comparative  financial data for the second quarter of fiscal years 2001 and
2000 are summarized below.

($000 omitted except for per share data)
                                           For the 13-Week Period Ended
                                           ----------------------------
                                  December 30, 2000           January 1, 2000
                                  -----------------           ---------------
Sales                                  $5,290,530                 $4,651,535
Costs and expenses
    Cost of sales                       4,250,987                  3,771,998
    Operating expenses                    795,674                    695,418
    Interest expense                       18,034                     16,680
    Other, net                                 46                      1,754
                                  -----------------           ---------------
Total costs and expenses                5,064,741                  4,485,850
                                  -----------------           ---------------

Earnings before income taxes              225,789                    165,685
Income taxes                               86,364                     63,789
                                  -----------------           ---------------
Net earnings                          $   139,425                $   101,896
                                  =================           ===============

Basic earnings per share              $      0.21                $      0.16
                                  =================           ===============
Diluted earnings per share            $      0.21                $      0.15
                                  =================           ===============

Basic Average number of
    shares outstanding                664,089,758                656,956,410
                                  =================           ===============
Diluted Average number of
    shares outstanding                675,760,002                667,088,036
                                  =================           ===============

Note: All share information has been adjusted for the 2-for-1 stock split of December 15, 2000.






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


The comparative financial data for the 26-weeks of fiscal years 2001 and 2000 are summarized below. ($000 omitted except for per share data)

                                           For the 26-Week Period Ended
                                           ----------------------------
                                  December 30, 2000           January 1, 2000
                                  -----------------           ---------------
Total sales                           $10,650,704                 $9,308,569
Costs and expenses
    Cost of sales                       8,573,771                  7,565,198
    Operating expenses                  1,583,171                  1,369,662
    Interest expense                       35,435                     34,624
    Other, net                               (587)                     1,565
                                  -----------------           ---------------
Total costs and expenses               10,191,790                  8,971,049
                                  -----------------           ---------------

Earnings before income taxes              458,914                    337,520
Income taxes                              175,535                    129,945
                                  -----------------           ---------------

Earnings before cumulative
   effect of accounting change            283,379                    207,575
Cumulative effect of accounting
   change                                      --                     (8,041)
                                  -----------------           ---------------
Net earnings                           $  283,379               $    199,534
                                  =================           ===============

Earnings before accounting change:
   Basic earnings per share            $     0.43               $       0.32
                                  =================           ===============

   Diluted earnings per share          $     0.42               $       0.31
                                  =================           ===============

Cumulative effect of accounting
   change:
   Basic earnings per share            $       --              $       (0.01)
                                  =================           ===============

   Diluted earnings per share          $       --              $       (0.01)
                                  =================           ===============

Net earnings:
   Basic earnings per share            $     0.43              $        0.30
                                  =================           ===============

   Diluted earnings per share          $     0.42              $        0.30
                                  =================           ===============
Basic Average number of
    shares outstanding                664,070,815                657,403,438
                                  =================           ===============
Diluted Average number of
    shares outstanding                675,428,912                667,372,268
                                  =================           ===============


Note: All share information has been adjusted for the 2-for-1 stock split of December 15, 2000.

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